UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

FIRST DEFIANCE FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 22, 2014

and

PROXY STATEMENT

601 Clinton Street

Defiance, Ohio 43512

(419) 782-5015

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 22, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of First Defiance Financial Corp. (“First Defiance”) will be held, on Tuesday, April 22, 2014 at 2:00 p.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting of shareholders. You will be able to participate in the meeting, vote and submit questions during the meeting via live webcast by visiting http://www.virtualshareholdermeeting.com/fdef. A secure control number that will allow you to attend the meeting electronically can be found on the enclosed proxy card. The meeting is being held for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)	To elect three directors;

(2)	To consider and obtain a non-binding advisory vote on First Defiance’s executive compensation;

(3)	To consider and vote on a proposal to ratify the appointment of Crowe Horwath LLP as First Defiance’s independent registered public accounting firm for the 2014 fiscal year; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed March 3, 2014 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

BY ORDER OF THE BOARD OF DIRECTORS

Donald P. Hileman
President and Chief Executive Officer

March 17, 2014

Defiance, Ohio

All shareholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Your vote on these matters is important, regardless of the number of shares you own. In order to ensure that your shares are represented, you are urged to promptly execute and return the enclosed form of proxy or submit your proxy by telephone or over the Internet.

PROXY STATEMENT

601 Clinton Street

Defiance, Ohio 43512

2014 ANNUAL MEETING OF SHAREHOLDERS

April 22, 2014

GENERAL

This proxy statement is being furnished to holders of common stock, $0.01 par value per share (“Common Stock”), of First Defiance Financial Corp. (“First Defiance” or the “Company,” “we,” “us,” “our”). Our Board of Directors (the “Board”) is soliciting proxies to be used at our 2014 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 22, 2014 at 2:00 p.m., Eastern Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The Annual Meeting will be an entirely virtual meeting. That means you can attend the 2014 Annual Meeting online, vote your shares electronically and submit questions during the meeting, by visiting www.virtualshareholdermeeting.com/fdef. Be sure to have your 12-Digit Control Number to enter the meeting. This proxy statement is first being mailed to our shareholders on or about March 21, 2014.

Our policy is to send a single annual report and proxy statement to multiple shareholders of record that share the same address, unless we receive instructions to the contrary. However, each shareholder of record receives a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you wish to receive a separate copy of this year’s annual report or proxy statement, you may request it by writing to us at the above address. If you wish to discontinue householding entirely, you may contact Registrar and Transfer Company by telephone at 1-800-368-5948, by e-mail at info@rtco.com, or by written instructions sent to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572. If you receive multiple copies of the annual report and proxy statement, you may request householding by contacting Registrar and Transfer as noted above. If your shares are held in street name through a bank, broker or other holder of record, you may request householding by contacting that bank, broker or other holder of record.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 22, 2014

The Proxy Statement for the 2014 Annual Meeting of Shareholders and the 2013 Annual Report to Shareholders, which includes the Form 10-K for the year ended December 31, 2013, are both available at www.proxyvote.com using your 12-Digit Control Number.

ATTENDING THE ANNUAL MEETING

We will be hosting the Annual Meeting live via the Internet. A summary of the information you need to attend the Annual Meeting online is provided below:

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•	Any shareholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/fdef

•	Webcast starts at 2:00 p.m. Eastern Time

•	Shareholders may vote an submit questions while attending the Annual Meeting on the Internet

•	Please have your 12-Digit Control Number to enter the Annual Meeting

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/fdef

•	Questions regarding how to attend and participate via the Internet will be answered by calling 1-855-449-0991 on the day before the Annual Meeting and the day of the Annual Meeting

•	Webcast replay of the Annual Meeting will be available until April 21, 2015

PROXIES

Your proxy, if properly submitted and not revoked prior to its use, will be voted in accordance with the instructions you give. Properly submitted proxies that do not contain voting instructions and that are not “broker non-votes” will be voted (1) FOR the director nominees described herein, (2) FOR the approval of our executive compensation, (3) FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2014, and (4) in accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the meeting. You may revoke your proxy at any time before it is exercised by (i) filing written notice of revocation with our Secretary, Danielle R. Figley, at 601 Clinton Street, Defiance, Ohio 43512 that is received prior to voting at the Annual Meeting; (ii) submitting a valid proxy bearing a later date that is received prior to voting at the Annual Meeting; or (iii) attending the Annual Meeting online and giving notice of revocation to the Secretary. Attending the Annual Meeting will not, by itself, revoke a previously given proxy. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING RIGHTS

Only our shareholders of record at the close of business on March 3, 2014 (the “Voting Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Voting Record Date, there were 9,646,049 shares of our Common Stock issued and outstanding. We have no other class of equity securities outstanding that are entitled to vote at the Annual Meeting.

The presence, either in person or by proxy, of at least a majority of our outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted in determining the presence of a quorum.

REQUIRED VOTE

You are entitled to cast one vote for each share owned. Directors will be elected by a plurality of the votes cast. Our Articles of Incorporation do not permit shareholders to cumulate votes in the election of directors. Abstentions and broker non-votes will not affect the plurality vote required for the election of directors. The proposals to approve our executive compensation and to ratify the appointment of Crowe Horwath require that the number of votes cast in favor of each proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect either of these proposals.

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The proposal to approve our executive compensation is advisory, so it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The proposal to ratify the selection of auditors is not binding upon the Board. However, if the selection is not ratified by the shareholders, the Audit Committee may re-consider its selection of Crowe Horwath as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

The election of directors and the non-binding advisory vote on executive compensation are not “discretionary” items. If your shares are held in “street name,” you must provide instructions to your brokerage firm in order to cast a vote on these proposals. The ratification of the selection of Crowe Horwath is considered a “discretionary” item, so your brokerage firm may vote in its discretion on your behalf if you do not furnish voting instructions.

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PROPOSAL 1

Election of Directors

Composition of the Board

In 2013, our Board consisted of 11 directors. The Board has determined that each of John L. Bookmyer, Stephen L. Boomer, Peter A. Diehl, Jean A. Hubbard, Barbara A. Mitzel, Thomas A. Voigt, Douglas A. Burgei, and Samuel S. Strausbaugh is “independent” under the rules of The NASDAQ Stock Market LLC (“NASDAQ”).

The Board is divided into three classes, and each class serves a three-year term. The terms of each class expire at successive annual meetings so that our shareholders elect one class of directors at each annual meeting.

The current composition of the Board is:

Directors whose terms expire at this Annual Meeting:	Jean A. Hubbard
Barbara A. Mitzel
James L. Rohrs
Thomas A. Voigt

Directors whose terms expire at the 2015 annual meeting:	Douglas A. Burgei
Samuel S. Strausbaugh
Donald P. Hileman

Directors whose terms expire at the 2016 annual meeting:	John L. Bookmyer
Stephen L. Boomer
Peter A. Diehl
William J. Small

We will elect three directors at the Annual Meeting. Ms. Hubbard, Ms. Mitzel and Mr. Rohrs are standing for re-election. If elected, each director nominee will serve on the Board until our annual meeting of shareholders in 2017, and until their successors are duly elected and qualified. If any of the three nominees should become unable or unwilling to stand for election at the Annual Meeting, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board. We have no reason to believe that any of the nominees for election named below will be unable or unwilling to serve.

Thomas A. Voight will not stand for re-election to the Board this year. As a result, after the Annual Meeting we will have a vacancy in the class of directors whose terms will expire at the 2017 annual meeting. We intend to hold this vacancy open while we consider whether another director should be added to the Board.

Your Board Recommends That You
Vote FOR The Three Nominees Listed Below.

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Nominees for Election at this Annual Meeting:

Jean A. Hubbard	Age: Director Since: Business Experience and Specific Qualifications:

56

2008

Corporate Treasurer and Business Manager of The Hubbard Company, Defiance, Ohio since 2003; Senior Vice President and Human Resource Director, Rurban Financial Corp., 1990 to 2003. Ms. Hubbard offers financial and business expertise through her work as corporate treasurer. Ms. Hubbard also provides the Board with insight regarding employee and human resource issues from her time at Rurban Financial Corp.

Barbara A. Mitzel	Age: Director Since: Business Experience and Specific Qualifications:

61

2008

Area Manager of Consumers Energy, Adrian, Michigan since 2000; City Commissioner, Adrian, Michigan, from November 1999 until September 2008. Ms. Mitzel is able to provide insight and knowledge of the southeast Michigan market. Her experience with economic development and government and community relations in Michigan is very beneficial to the Board in understanding the concerns of potential customers.

James L. Rohrs	Age: Director Since: Business Experience and Specific Qualifications:

66

2002

Executive Vice President of First Defiance and President of First Federal Bank of the Midwest (“First Federal”) since August 1999. Mr. Rohrs was also appointed Chief Executive Officer of First Federal in December 2008, previously serving as Chief Operating Officer since August 1999. Mr. Rohrs has in-depth knowledge and experience with the operations of First Federal. His detailed insights help to inform the independent directors and allow them to make better decisions.

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Continuing Directors With Terms Expiring at our 2015 Annual Meeting:

Douglas A. Burgei	Age: Director Since: Business Experience and Specific Qualifications:

59

1995

Veterinarian at Napoleon Veterinary Clinic, Napoleon, Ohio since 1978; Co-Owner of PetVet / Pampered Pets Bed & Biscuit, Napoleon, Ohio since 2003 and Ft. Wayne, Indiana since 2006. Dr. Burgei possesses a diverse entrepreneurial background with his multiple successful business ventures. His perspective as a business owner brings great value to the Board.

Samuel S. Strausbaugh	Age: Director Since: Business Experience and Specific Qualifications:

50

2006

Chairman, Chief Executive Officer and Chief Financial Officer of JB & Company , Inc. since 2011. Former Co-President of Defiance Metal Products, Defiance, Ohio from September 2006 to November 2011. CFO of Defiance Metal Products from November 1998 to July 2008. Mr. Strausbaugh has important tactical and strategic skills that he has developed in management and executive positions with JB & Company and Defiance Metal. His experience with a growing company helps to inform the Board of Directors when considering future business opportunities.

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Donald P. Hileman	Age: Director Since: Business Experience and Specific Qualifications:

61

2013

President and CEO of First Defiance since January 1, 2014, Executive Vice President and Chief Financial Officer of First Defiance and First Federal from 2009 through 2013, Interim Chief Financial Officer from October 2008 to March 2009. Prior to joining First Defiance, Mr. Hileman was Corporate Controller of Sky Financial Group, Inc. for 12 years. Mr. Hileman brings to the Board valuable experience and expertise from his work within financial institutions, as well as his knowledge and familiarity with First Defiance and its subsidiaries.

Continuing Directors With Terms Expiring at our 2016 Annual Meeting:

John L. Bookmyer	Age: Director Since: Business Experience and Specific Qualifications:

49

2005

President & CEO of Touch Consulting, LLC, Findlay, Ohio and CEO of Pain Management Group, Findlay, Ohio since January 2009; Former Chief Operating Officer & Chief Financial Officer of Blanchard Valley Health System, Findlay, Ohio from 2000 until December 2008. Mr. Bookmyer is a Certified Public Accountant in Ohio and has extensive experience in oversight, leadership and financial matters from his roles at all entities. He is also very familiar with the needs of the region through his interactions with community hospitals and businesses.

Stephen L. Boomer	Age: Director Since: Business Experience and Specific Qualifications:

63

1994

CEO and President, Arps Dairy, Inc., Defiance, Ohio since 1997. Mr. Boomer is a respected corporate leader in Defiance thanks to his long and successful tenure leading Arps Dairy. This leadership ability and his community presence are valuable assets to the Board.

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Peter A. Diehl	Age: Director Since: Business Experience and Specific Qualifications:

63

1997

Sales manager JK Ice Ventures, Angola, Indiana since 2008. Formerly President and CEO of Diehl, Inc., Defiance, Ohio from April 1996 to May 2006. Mr. Diehl has extensive experience as a director with First Defiance as well as Diehl, Inc. This experience aids the Board of Directors with decision making and other important duties and provides enhanced understanding of general management concerns among the Board.

William J. Small	Age: Director Since: Business Experience and Specific Qualifications:

63

1998

Chairman, President and CEO of First Defiance and Chairman of First Federal from 1999 through 2013. Mr. Small also served as Chief Executive Officer of First Federal from 1999 until December 2008. Mr. Small understands both the challenges and opportunities facing First Defiance as well as the details of current operations and finances. The Board benefits greatly from his extensive knowledge and familiarity with the Company.

Board Leadership Structure

Since his appointment as President and CEO in 1999, William J. Small has served as Chairman of the Board of Directors. Upon Mr. Small’s retirement in 2013, he retained the position of Chairman and Donald P. Hileman became our President and CEO. This marked the first time in over a decade that these positions had been split. The Board decided it was time to divide these roles because, by doing so, they could continue to benefit from Mr. Small’s experience in a leadership role, and his indepth familiarity with our hiring and operations.

The Board is aware that one of its responsibilities is to oversee our management and make performance, risk and compensation related decisions regarding management. In order to appropriately balance the Board’s focus on strategic development with its management oversight responsibilities, the Board created the position of Lead Independent Director, with Stephen L. Boomer currently serving in that role. As Lead Independent Director, Mr. Boomer is a permanent member of the Board’s Executive Committee and presides over executive sessions of the Board, which are attended only by non-management directors. In addition, Mr. Boomer is an active liaison between management and our non-management directors, and with individual non-management directors concerning recent developments affecting us. Through the role of an active, engaged Lead Independent Director, Board believes that its leadership structure is appropriately balanced between promoting our strategic development with the Board’s management oversight function. The Board also believes that its leadership structure has created an environment of open, efficient communication between the Board and management, enabling the Board to maintain an active, informed role in risk management by being able to monitor and manage those matters that may present significant risks to us. The Board intends to maintain the Lead Director position until such time as Mr. Small would qualify as an independent director or an Independent Chairman as appointed.

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Board Committees

The Board has five standing committees: the Audit Committee, Corporate Governance Committee, Compensation Committee, Executive Committee and Risk Committee. The current members of our individual standing committees are named below:

Audit	Corporate Governance	Compensation	Executive	Risk Committee
J.L. Bookmyer#	S.L. Boomer#**	S.S. Strausbaugh#	S.L. Boomer**	J.A. Hubbard#
S.L. Boomer**	T.A. Voigt	S.L. Boomer**	D.A. Burgei***	S.L. Boomer**
P.A. Diehl	P.A. Diehl	J.L. Bookmyer	P.A. Diehl***	D.A. Burgei
J.A. Hubbard	B.A. Mitzel	J.A. Hubbard	J.L. Rohrs	P.A. Diehl
S.S. Strausbaugh	D.A. Burgei	T.A. Voigt	W.J. Small#	D.P. Hileman
			S.S. Strausbaugh***	S.S. Strausbaugh
T.A. Voigt***
J.L. Bookmyer***
J.A. Hubbard***

# - Chairperson

** - Lead Independent Director

*** -Denotes Rotating Service

The Audit Committee is responsible for: (i) the appointment of our independent registered public accounting firm; (ii) review of the external audit plan and the results of the auditing engagement; (iii) review of the internal audit plan and results of the internal audits; (iv) review of reports issued by our Compliance Officer; (v) review of the effectiveness of our system of internal control, including review of the process used by management to evaluate the effectiveness of the system of internal control; and (vi) oversight of our accounting and financial reporting practices. The Audit Committee has adopted a written charter setting forth these responsibilities, a copy of which is posted on our website at http://www.fdef.com under this link “Governance Documents.” The Board has determined that John L. Bookmyer and Samuel S. Strausbaugh each have the attributes listed in the definition of “audit committee financial expert” set forth in Item 407(d)(5)(ii) of Regulation S-K and in the NASDAQ listing requirements. All of the Audit Committee members are considered “independent” for purposes of NASDAQ listing requirements, and meet the NASDAQ standards for financial sophistication. The Audit Committee met seven times in 2013.

The Corporate Governance Committee was established by the Board to ensure that the Board is appropriately constituted and conducts its affairs in a manner that will best serve the Company’s interests and those of our shareholders. Specific duties of the Committee include administering our conflict of interest policy/code of ethics, monitoring the Board’s continuing education and self-assessment process, nominating directors to the Board, and conducting an annual assessment of the Board as a whole, including an assessment of Board composition and committee assignments. The Corporate Governance Committee has adopted a written charter setting forth its responsibilities, a copy of which is posted on our website at http://www.fdef.com under the link “Governance Documents.” The Corporate Governance Committee met two times in 2013.

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The Board does not have a separate nominating committee as those functions are performed by the Corporate Governance Committee and the Board as a whole. The Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and exhibiting high moral character. While the Committee does not have a formal diversity policy in place, the Committee does seek to promote a diverse set of viewpoints and business experience in the Board’s membership. The Committee retains the right to modify these minimum qualifications from time to time as circumstances dictate. The Committee has a general process for choosing nominees, which process considers both incumbent directors and new candidates. In evaluating an incumbent director whose term of office is set to expire, the Committee reviews such director’s overall service to us during his or her term, including attendance at meetings, participation and quality of performance. If the Committee chooses to evaluate new director candidates, the Committee uses its network of contacts to compile a list of potential candidates. Then, the Committee determines whether such candidates are independent, which determination is based upon applicable securities laws. Finally, the Committee meets to discuss and consider all candidates’ qualifications and then chooses the candidates. The Corporate Governance Committee considers the following criteria in proposing director nominees to the full Board: (1) independence; (2) high personal and professional ethics and integrity; (3) ability to devote sufficient time to fulfilling duties as a director; (4) impact on diversity of the Board, including skills and other factors relevant to our business; and (5) overall experience in business, education, and other factors relevant to our business.

Our shareholders may also make nominations to the Corporate Governance Committee, provided that notice of such nomination is given in writing to our Secretary not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth the name, age, business address and residence address (if available) of the nominee and the number of shares of Common Stock which are beneficially owned by the nominee. Also, the shareholder making the nomination must promptly provide any other information reasonably requested by the Corporate Governance Committee. The Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, when evaluating a candidate who was recommended by a shareholder. No director nominations were received from shareholders for the 2014 election of directors.

As of January 1, 2013, the Strategic Planning Committee was rolled into the Corporate Governance Committee along with its specific duties and responsibilities.

The Compensation Committee is responsible for overseeing our compensation programs, including base salaries, long-term incentive compensation, equity-based compensation, and perquisites and benefit plans. The Committee also administers the process for evaluation of the Chairman and Chief Executive Officer and recommends to the Board the compensation for directors (including committee member and committee chair’s fees, equity-based awards and other similar items as appropriate). Further description of the Committee’s responsibilities is set forth under the “Compensation Discussion and Analysis” below. The Compensation Committee has adopted a written charter setting forth its responsibilities, a copy of which is posted at http://www.fdef.com under the link “Governance Documents.” The Committee also makes recommendations to the full Board regarding director compensation. All of the Compensation Committee members are considered “independent” for purposes of NASDAQ listing requirements. The Compensation Committee met four times in 2013.

The Executive Committee generally has the power and authority to act on behalf of the Board between scheduled meetings unless specific Board action is required or unless otherwise restricted by our Articles of Incorporation or Code of Regulations, or the Board. As Chairman of the Board, Mr. Small serves as Chairman of the Executive Committee and Messrs. Rohrs and Boomer serve as permanent members. The remaining directors, with the exception of Ms. Mitzel, serve on the Committee on a rotating basis during the year. The Executive Committee did not meet during 2013.

The Risk Committee was established by the Board to assist the Board of Directors in fulfilling its oversight responsibilities with regard to the risk appetite of the Company and the risk management and compliance framework and the governance structure that support it. The Risk Committee has adopted a written charter setting forth these responsibilities, a copy of which is posted on the Company’s website at http://www.fdef.com under this link “Governance Documents.” The Risk Committee met seven times in 2013.

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Compensation Committee Interlocks and Insider Participation

Mr. Bookmyer, Mr. Boomer, Ms. Hubbard, Mr. Strausbaugh and Mr. Voigt served on the Compensation Committee during 2013. There were no Compensation Committee interlocks or insider (employee) participation during 2013.

Board and Board Committee Meetings

Our Board holds regular meetings quarterly. First Federal’s Board meets monthly. Special meetings of the Boards are held from time to time as needed. There were four meetings of the Board of Directors of First Defiance and twelve meetings of the Board of Directors of First Federal held during 2013. All of our directors attended at least 75% of the total number of meetings of the Board of Directors of First Defiance or First Federal, as applicable, and meetings held by all committees of the Board on which the director served during 2013.

Neither the Board nor the Corporate Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting. In 2013, all 11 then incumbent directors attended the annual meeting.

Non-management directors met twice in executive session in 2013.

Director Compensation

The table below provides information concerning our director compensation for the fiscal year ended December 31, 2013. Employee directors are not paid for Board service. Each non-employee director received an annual retainer of $21,000 in 2013 with the exception of Mr. Boomer, the Lead Independent Director, who received a retainer of $26,000. Committee chairs receive an additional annual retainer as follows: (1) Audit Committee – $5,000; (2) Compensation Committee – $3,000; and (3) Corporate Governance Committee and Strategic Planning Committee – $2,000. In addition, each non-employee director received $750 for each board meeting attended for either First Defiance or First Federal. Mr. Boomer and Mr. Strausbaugh are also directors of First Insurance Group of the Midwest, Inc., and they receive $500 for each such meeting attended. Non-employee directors also receive compensation for each committee meeting attended as follows: (1) Audit Committee – $500; (2) Compensation Committee – $500; (3) Executive or First Federal Executive Loan Committee meetings – $200; and (4) other First Defiance and First Federal Board committees – $500.

Our directors may defer their retainer and/or meeting fees payable to them under the First Defiance Deferred Compensation Plan. The return on the amounts deferred is dependent on the investment elections made by the director. The directors’ choices include a number of mutual funds and an account of our Common Stock. Returns under the plan are calculated to mirror these elections. Because these earnings are denominated in our Common Stock or mutual fund equivalents, such earnings are not considered to be preferential or above market and are not reported in the table below. Also, no director received perquisites or personal benefits with an aggregate value exceeding $10,000.

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 2013 Director Compensation

Director	Fees Earned or Paid in Cash ($)	Total ($)
Bookmyer, John L.	$46,267	$46,267
Boomer, Stephen L.	$56,400	$56,400
Burgei, Douglas A.	$41,400	$41,400
Diehl, Peter A.	$42,450	$42,450
Hubbard, Jean A.	$48,450	$48,560
Mitzel, Barbara A.	$38,650	$38,650
Strausbaugh, Samuel S.	$50,583	$50,583
Voigt, Thomas A.	$42,300	$42,300

Communication with Directors

The Board has adopted a process by which shareholders may communicate with the directors. Any shareholder wishing to do so may write to the Board at our principal business address, 601 Clinton St., Defiance, Ohio 43512. Any shareholder communication so addressed will be delivered unopened to the director or a member of the group of directors to whom it is addressed, or to the Chairman if addressed to the Board.

Board’s Role in Strategic Planning

Our Board has the legal responsibility for overseeing our affairs and, thus, an obligation to keep informed about our business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to us. Acting as a full Board and through its standing committees, the Board is fully involved in our strategic planning process.

Each year, typically in September, senior management and the Board hold an extended meeting to focus on corporate strategy. This session involves presentations from management and input from the directors regarding the assumptions, priorities and strategies that will form the basis for management’s operating plan and strategy for the coming year. At subsequent meetings, the Board continues to review our progress against the strategic plan and to exercise oversight and decision-making authority regarding strategic areas of importance and revise the strategic plan as necessary. The role the Board plays is inextricably linked to the development and review of our strategic plan. Through these procedures, the Board, consistent with good corporate governance practices, encourages our long-term success by exercising sound and independent business judgment on the strategic issues that are important to our business.

Board’s Role in Risk Oversight

The Board’s function of overseeing risk is handled primarily by the Risk Committee. The Chief Risk Officer works with management as well as internal and external auditors to determine and evaluate significant risks that we may be taking and communicates those findings directly to the Committee. The Committee is focused on identifying, quantifying, and minimizing our risks. The Committee believes that by involving both management and auditors in this important process, it is best able to perform its function. We also have a standing Officer Risk Management Committee that meets monthly to provide structure and input into our Risk Management Process. The minutes and findings of this Committee are presented to the Risk Committee.

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EXECUTIVE OFFICERS

The following table sets forth the name of each current executive officer, other than Messrs. Rohrs and Hileman, whose information is set forth above, and the principal position and offices he or she holds with First Defiance or First Federal.

Name	Information about Executive Officer
Kevin T. Thompson	Chief Financial Officer of First Defiance and First Federal. Mr. Thompson was appointed to serve in this position on January 1, 2014. Mr. Thompson was appointed Executive Vice President after joining First Defiance in August 2013. Prior to joining First Defiance, Mr. Thompson served from July 2009 to December 2010 as a consultant to the financial services industry as the sole member of Kevin Thompson Consulting, St. Augustine, Florida. Prior to that he served as Line of Business Chief Financial Officer from July 2007 to October 2008 for Huntington Bancshares, Inc. and Chief Financial Officer of Sky Financial Group, Inc. for eight years prior to that. Mr. Thompson is 60.

John R. Reisner	Executive Vice President, General Counsel and Chief Risk Officer of First Defiance and First Federal since September 2013. Prior to joining First Defiance, Mr. Reisner was Managing Director and Principal – Risk Management Division at Austin Associates LLC from April 2008 to August 2013. Prior to that, he served as General Counsel at Sky Bank and Director of Corporate Compliance at Sky Financial Group. Mr. Reisner is 58.

Gregory R. Allen	President of First Federal’s Southern Market Area since January 2006. Prior to his promotion to President of the Southern Market Area, Mr. Allen served as Executive Vice President and Chief Lending Officer of First Federal since 1998. Mr. Allen is 49.

Marybeth Shunck	President of First Federal’s Northern Market Area since January 2014. Prior to her promotion to President of the Northern Market Area, Ms. Shunck served as Senior Vice President and Head of Retail Administration since 2008. She joined First Federal in 2006 as the Northern Market Retail Administrator. Ms. Shunck is 44.

Dennis E. Rose, Jr.	Executive Vice President, Head of Business Banking since September 2013. Prior to his current role, Mr. Rose served as the Executive Vice President, Chief Operations Office since 2001. Mr. Rose joined First Federal in 1996 and served as Corporate Controller until 2001. Mr. Rose is 45.

Timothy K. Harris

President of the Eastern Market Area of First Federal since January 2008 and Executive Vice President since January 2007. From January 2007 until January 2008, Mr. Harris was a Senior Lender. Mr. Harris joined First Federal as a Commercial Lender in October 2000. Mr. Harris is 54.

James R. Williams, III

Western Market Area President since September 2010 and Western Market Area Commercial Senior Lender since January 2009 and Commercial Lender since January 1998 when he joined First Federal. Mr. Williams has been in banking for 21 years. Mr. Williams is 45.

Michael D. Mulford	Executive Vice President – Credit Administration since April 2011 and Senior Vice President since July 2004 when he joined First Federal. Prior to joining First Federal, Mr. Mulford was a Credit Officer for Key Bank. Mr. Mulford is 48.

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COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation of our executive officers identified in the Summary Compensation Table (“Named Executive Officers”).

Compensation Philosophy and Objectives

The Board believes the most effective executive compensation program is one that rewards the achievement of specific annual and long-term and strategic goals that are established in conjunction with strategic planning initiatives and the long-term objective of maximizing shareholder value. Consistent with that philosophy, our executive compensation packages include both cash and stock-based compensation that reward performance as measured against predetermined goals. The Compensation Committee (the “Committee”) evaluates our executive compensation to ensure that it is sufficiently competitive to enable us to attract and retain qualified employees in key positions. Total compensation commensurate with the median compensation paid to similarly situated executives of peer companies is generally what the Committee considers competitive.

Until 2013, First Defiance’s executive compensation program had to comply with the limitations imposed by the U.S. Treasury’s Capital Purchase Program (“CPP”), commonly called TARP, which affected First Defiance’s executive compensation program by imposing numerous limitations. On June 19, 2012, the Company repaid all of its obligations for the financial assistance received from the U.S. Treasury under the CPP, and so there were no CPP limitations on our compensation program in 2013. Nontheless, we and our executive officers are still subject to certain remaining restrictions for executive compensation earned or awarded during the time we were participating in the CPP.

Advisory Vote on Executive Compensation

We were required by the CPP to include in our proxy statements for annual meetings of shareholders a non-binding “say on pay” shareholder vote on executive compensation. This advisory vote on executive compensation is now required by SEC rules. At the 2013 annual meeting, our shareholders approved holding annual votes on our executive compensation. At that same meeting, our shareholders approved our executive compensation with 97.9% of the votes cast.

The resolution to approve First Defiance’s executive compensation is advisory, so it is not binding upon the Board of Directors. However, the Compensation Committee took the shareholder recommendation into account when reviewing executive compensation for 2013.

Roles of the Committee and Chief Executive Officer in Compensation Decisions

The Committee makes all compensation decisions for our CEO and approves all compensation for the other Named Executive Officers utilizing recommendations made by our CEO.

2013 Executive Compensation Components

For the fiscal year ended December 31, 2013, the principal components of compensation for our Named Executive Officers were:

•	Base salary;
•	Short-term cash and equity incentive compensation;
•	Long-term cash and equity incentive compensation;
•	Retirement and other benefits; and
•	Perquisites and other personal benefits.

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In the latter part of 2012, the Compensation Committee engaged Pay Governance, an independent executive compensation consulting firm, to perform an analysis of compensation for our CEO and CFO, and the CEO of First Federal. In conducting this analysis, Pay Governance independently developed competitive data for base salaries, short-term incentives, total cash compensation (sum of salary and bonus), long-term incentives and total direct compensation (sum of cash compensation and long-term incentives) from the following sources:

1)	Proxies of 25 regional banks from Ohio, Indiana, Kentucky, Michigan, Western Pennsylvania and Western New York with assets between $1 billion and $4.4 billion (roughly one-half to two times our size) and market capitalization ranging from $25 million to $540 million (roughly one-third to three times our size). Overall, we ranked at the 59th percentile of this group in assets and 44th in terms of market cap. This group focuses on banks that operate in the same lending and economic environment as us, compete with us for the same executives and customers and serve as the primary basis for evaluating our pay program and its ties to performance.

2)	Proxies of 25 national banks that consistently ranked high in terms of growth, profitability, lending quality and shareholder results for the five years from 2007 to 2011. Assets for this group ranged from $1.2 billion to $4.1 billion, with market capitalizations ranging from $90 million to $1.1 billion Median assets and market cap for this group equaled $2.0 billion and $295 million, respectively. This group served as a secondary point of comparison to provide additional perspective regarding the opportunities and structure associated with our pay program and the degree of difficulty associated with our annual and long-term incentive goals.

3)	Surveys conducted by the American Bankers Association, Crowe Horwath, Delves Group and the Ohio Bankers League on compensation for executives at banks similar in asset size to us but without regard to location or level of performance. These data provided an additional source to verify the information developed from the proxies of regional and high performing peer banks and represent the broader market in which we compete for executive talent.

Based on an average of the results developed from each of the three sources for each of the pay elements analysis, the analysis indicated:

1)	The current base salary for our CEO was roughly 10% below median, with those for our other two executive officers approximating median levels, consistent with our pay philosophy.

2)	Target short-term incentive opportunities (as a percent of salary) reflected median levels, also consistent with our pay philosophy.

3)	Target long-term incentive opportunities were positioned above median levels but were only fully earned our performance versus peers was also above median levels. In fact, target long-term incentives are only earned if our return on assets, earnings per share and revenue growth each equal or exceed the peers’ 75th percentile.

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Based on the recommendation of Pay Governance, the committee determined that it would use the following peer group for the basis of compensation comparison as well as the group to use in the long-term incentive plan’s relative performance measures. The peer group companies for 2013 are:

•	Farmers National Banc Corp., Canfield, OH	•	Horizon Bancorp, Michigan City, IN
•	Firstbank Corp., Alma, MI	•	Bank of Kentucky Financial Corp., Crestview, KY
•	German American Bancorp, Inc. Jasper, IN	•	Farmers Capital Bank Corp., Frankfort, KY
•	Mutualfirst Financial, Muncie, IN	•	MainSource Financial Group, Greensburg, IN
•	Lakeland Financial Corp., Warsaw, IN	•	First Financial Corp., Terra Haute, IN
•	LNB Bancorp Inc., Lorain, OH	•	First Merchants Corp., Muncie, IN
•	Macatawa Bank Corp., Holland, MI	•	S Y Bancorp, Inc., Louisville, KY
•	Mercantile Bank Corp., Grand Rapids, MI	•	Community Trust Bancorp, Pikeville, KY
•	Porter Bancorp, Inc. Louisville, KY	•	Independent Bank Corp., Ionia, MI
•	Republic Bancorp, Inc. Lousiville, KY	•	S&T Bancorp, Inc. Indiana, PA
•	1st Source Corp., South Bend, IN	•	STAR Financial Group, Inc. Fort Wayne, IN
•	Tompkins Financial Corp., Ithaca, NY	•	United Community Financial Corp., Youngstown, OH

Base Salary

We provide our Named Executive Officers and other employees with a base salary to compensate them for services rendered during the fiscal year. The base salary for each of the Named Executive Officers is generally determined at the beginning of the year.

The 2013 base salary for Mr. Small, our CEO in 2013, was set at $402,000 effective March 1, 2013. This represented a 10% increase from 2012. Upon the retirement of Mr. Small on December 31, 2013, Mr. Hileman was appointed the Company’s Chief Executive Officer with a base salary of $365,000.

Base salaries for Named Executive Officers other than Mr. Small and Mr. Hileman are determined based upon recommendations made by our CEO. The CEO generally compares the base salary levels of the other Named Executive Officers with the median levels of public companies of similar asset size and geographic location to us.

For 2013, Mr. Small recommended salary increases for the other Named Executive Officers ranging from 2% to 5%. After evaluating a number of factors, including the peer group analysis performed by Pay Governance, the Compensation Committee decided to approve all of Mr. Small’s recommendations for this year.

Performance-Based Incentive Compensation

The Board believes that a significant amount of executive officer compensation should be performance based. In recent years, we have created opportunities for employees to earn short-term and long-term incentive compensation in the form of both cash and equity awards based on the level of achievement of performance targets that are established each year by the Committee. In general, the Committee established threshold, target and maximum bonus payout goals. If the threshold performance level is not achieved, the payout percentage for that component of the bonus calculation is zero. If the performance level for a component is between the threshold and target or between the target and the maximum performance goal, the payout percentage is prorated.

In March 2013, the Compensation Committee established incentive awards under the 2013 Incentive Plan to permit employees who are selected as participants to earn a specified “target” percentage of their base salary, which is split equally between a short-term award, based on the Company’s 2013 performance, and long-term award, based on the Company’s performance from 2013 to 2015. Both the short-term award and the long-term award can be earned at between 0% and 150% of the specified “target”, depending on the level of attainment of the performance objectives.

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2013 Short-Term Incentive Compensation. The 2013 target short-term incentive compensation component and actual bonus payout for each of the Named Executive Officers is set forth below.

Executive Officer	Award Potential at Target		Actual Payout
	(% of Base Salary)	(Dollar amount)
William J. Small	45%	$180,900	$122,390
James L. Rohrs	35%	$77,276	$51,822
Gregory R. Allen	25%	$41,463	$34,697
Dennis E. Rose, Jr.	25%	$37,389	$25,074
Donald P. Hileman	35%	$79,894	$53,578

The 2013 First Defiance performance targets for the short-term incentive compensation award, the relative weighting of each target and the related payout percentages of the bonus potential are described below:

Award Formula Component	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual attained level	Payout percentage
Earnings Per Share (60% weighting)	$2.15	$2.23	$2.32	$2.19	70.0%
Efficiency Ratio (40% weighting)	65.64%	62.36%	57.84%	64.81%	62.65%
2013 short-term incentive total payout percentage					67.06%

If the Threshold performance level is not achieved, the payout percentage for that component of the bonus calculation is zero. If the performance level for a component is between the Threshold and Target or between the Target and the Maximum amount, the payout percentage is prorated. In 2013, the Company exceeded the Threshold level of performance in both categories. The actual EPS level was $2.19, resulting in a payout for this metric of 42.0% of the target award. The actual efficiency ratio was 64.81%, resulting in a payout for this metric of 25.06% of the target award. The aggregate short-term incentive award payout was 67.06% of the overall target award amount. As a result, the Named Executive Officers were entitled to awards under the short-term incentive plan, which were paid in cash.

2013 Long-Term Incentive Compensation. The Committee established a long-term incentive compensation component under the 2013 Incentive Plan to reward senior executives for increasing the value of the Company through sustained future growth and profitability. Awards are paid in equity issued under our 2010 Equity Incentive Plan. Under this 2013 long-term incentive compensation arrangement, we entered into an award agreement with each of the executive officers, pursuant to which, each officer has been awarded an amount of restricted stock units equal to 100% the Maximum payout. The maximum number of shares granted under the plan is calculatd by taking the maximum incentive payout dollar value divided by the share price that was based on the 20 day average closing share price as of December 31, 2012. If the officer’s employment terminates for any reason (except for certain circumstances as described in the 2013 Long-Term Agreement that have special vesting schedules for death, disability, retirement and change in control ) prior to the end of the applicable performance period, the officer shall forfeit all of the RSUs subject to the target award for that and any subsequent performance period. The 2013-2015 long-term incentive compensation target award for each of the Named Executive Officers is set forth below.

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Executive Officer	Bonus Potential at Target
	(% of Base Salary)	(Dollar amount)
William J. Small	45%	$180,900
James L. Rohrs	35%	$77,276
Gregory R. Allen	25%	$41,463
Dennis E. Rose, Jr.	25%	$37,389
Donald P. Hileman	35%	$79,894

The 2013 long-term incentive plan awards have different payout percentages and components than the 2012 long-term incentive plan awards, but utilize the same peer group established by the Compensation Committee. The applicable performance criteria and weighting for the 2013-2015 performance period are as described below:

Award Formula Component	Threshold (33% Payout)	Target (66% Payout)	Maximum (100% Payout)
Return on Assets (60% weighting)	50th Percentile	75th Percentile	85th Percentile
Revenue Growth (40% weighting)	50th Percentile	75th Percentile	85th Percentile

Achievement of the awards is analyzed and determined by the Compensation Committee. Since Mr. Small retired at the end of 2013, the Compensation Committee determined his awards to be 893 shares under the 2012 LTIP, 3,189 shares under the 2013 LTIP, and $122,390 cash payment under the 2013 STIP.

Retirement Benefits

All of our employees, including the Named Executive Officers, are eligible to participate in the First Defiance Financial Corp. 401(k) Employee Savings Plan (the “Savings Plan”) and the First Defiance Employee Stock Ownership Plan (the “ESOP”).

The Savings Plan is a tax-qualified retirement savings plan pursuant to which all employees are able to contribute up to the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. We maintain a safe harbor plan that matches 100% of the first 3% of pay that is contributed to the Savings Plan plus 50% of the salary deferrals between 3% and 5% of compensation. All employee contributions to the Savings Plan are fully vested upon contribution, and our matching contribution is vested upon completion of a minimum service requirement.

The ESOP is a tax qualified plan under which shares of Common Stock are allocated to participant accounts based on the participant’s compensation relative to compensation of all active participants in the ESOP. The compensation of participants, including the Named Executive Officers, is limited to the Internal Revenue Service mandated maximum of $250,000 in 2012 for purposes of calculating the annual allocation of shares. Shares allocated to participant accounts are fully vested when the participant has completed three years of service. Participants in the ESOP hold full voting privileges for shares allocated to their account. Additional shares are allocated to participant accounts in lieu of dividends earned on allocated shares. Shares in the ESOP have been fully allocated, subject to re-allocation in the event of forfeitures. We did not make a contribution to the ESOP in 2011, 2012 or 2013, and contributions in future years are not contemplated at this time.

The Named Executive Officers are entitled to participate in the First Defiance Deferred Compensation Plan, which enables the Named Executive Officers to defer up to 80% of their base salary and up to 100% of bonus payments. The First Defiance Deferred Compensation Plan is discussed in further detail under the heading “Executive Compensation — Nonqualified Deferred Compensation” below.

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Perquisites and Other Personal Benefits

We provide our Named Executive Officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

In 2013, we provided each of the Named Executive Officers with the option to receive a $600 monthly automobile allowance. We provide Mr. Allen the use of a Company owned vehicle. Each Named Executive Officer also is entitled to receive a social country club membership and, upon relocation, to receive reimbursement for certain reasonable expenses associated with the costs of such relocation. There were no relocations of executive officers in 2013.

In 2010, we established an Executive Group Life Post-Separation Plan, which provided death benefits equal to two times the executive’s base salary. Participation in the Post Separation Plan terminated the executives’ participation in the First Federal Bank of the Midwest Executive Group Life Plan dated April 28, 2003. The following individuals participate in the plan: Mr. Small, Mr. Rohrs, Mr. Hileman, Mr. Allen, Mr. Rose and Mr. Harris.

The value of these perquisites is included in column (g) of the “Summary Compensation Table.”

Employment Agreements

We have Employment Agreements with certain key employees, including the Named Executive Officers. The employment agreements include provisions for severance payments upon a change of control and are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the Named Executive Officers is provided under the heading “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

COMPENSATION COMMITTEE REPORT

First Defiance’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our annual report on Form 10-K.

Samuel S. Strausbaugh, Chairman

John L. Bookmyer

Stephen L. Boomer

Jean A. Hubbard

Thomas A. Voight

March 17, 2014

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2013, 2012 and 2011. The Named Executive Officers include all persons serving as our CEO and CFO during 2013, and our three other most highly compensated executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Non-Equity
					Incentive
					Plan	All Other
				Stock	Compen-	Compen-
Name and		Salary	Bonus	Awards	sation	sation	Total
Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)
William J. Small	2013	$405,569	$-	$61,197	$122,390	$17,050	$606,206
Chairman of the Board	2012	359,808	76,000	118,743	-	18,855	573,405
& Chief Executive Officer of	2011	330,201	-	147,922	-	18,287	496,410
First Defiance

Donald P. Hileman	2013	$228,269	$-	$179,707	$53,578	$10,659	$472,213
Executive Vice President &	2012	216,538	12,000	91,823	11,368	11,078	342,807
Chief Financial Officer	2011	194,808	-	55,105	29,815	10,975	290,702
of First Defiance and First
Federal; CEO of First Insurance Group of the Midwest, Inc.

James L. Rohrs	2013	$220,788	$-	$175,622	$51,822	$15,738	$463,970
Executive Vice President	2012	213,096	14,000	72,302	-	16,531	315,929
& President and Chief	2011	204,000	-	82,412	-	13,964	300,376
Executive Officer of First
Federal Bank

Gregory R. Allen	2013	$165,853	$-	$93,821	$34,697	$20,172	$314,543
First Federal Bank	2012	160,263	-	14,823	47,127	19,163	241,376
President of Southern	2011	157,695	-	8,784	53,966	18,674	239,120
Market Area

Dennis E. Rose Jr.	2013	$149,556	$-	$84,602	$25,074	$11,768	$271,000
Executive Vice President	2012	144,077	–	13,284	42,661	12,738	212,761
of First Federal Bank	2011	140,485	–	7,897	35,933	12,103	196,418

(1)	The amounts in column (e) reflect the aggregate grant date fair value of the shares granted under the 2011 long-term incentive plan awards and 2012 short-term and long-term incentive plan awards, as computed in accordance with FASB ASC Topic 718, and the estimated values of the 2013 long-term incentive plan awards based upon the probable outcome of the applicable performance conditions. Assumptions used in the calculations of these amounts are included in Note 20 to our audited financial statements for the fiscal year ended December 31, 2013, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2014.
(2)	The amounts in column (f) reflect the cash incentive awards to the named individuals discussed in further detail above, under the heading “Performance Based Incentive Compensation”.

(3)	The amount shown as “All Other Compensation” includes the following perquisites and personal benefits:

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		Automobile
		Allowance
		or
		Personal
		Use of		Value of	Employee Stock
	Club	Company	401(k)	Life	Purchase Plan
Name	Membership	Automobile	Match	Insurance	Match (a)	Gift Card	Total
William J. Small	$750	$1,901	$11,728	$2,671	$-	$-	$17,050
Donald P. Hileman	$-	$-	$7,751	$1,491	$1,417	$-	$10,659
James L. Rohrs	$-	$1,931	$8,904	$3,103	$1,800	$-	$15,738
Gregory R. Allen	$6,215	$3,126	$8,372	$596	$1,800	$63	$20,172
Dennis E. Rose Jr.	$-	$5,765	$5,521	$419	$-	$63	$11,768

(a)	All of our employees, including the Named Executive Officers, are eligible to participate in the First Defiance Financial Corp. Employee Investment Plan (the “ESPP”). The ESPP is a means for all employees to purchase Common Stock at the current market prices at the time of purchase through regular payroll deductions. We will contribute an amount equal to 15% of each of the participating employee’s actual payroll deductions up to $150 per month. The employee specifies the amount to be withheld from his/her pay with a minimum of $30 per month and a maximum of $5,000 per month.

2013 Grants of Plan-Based Awards

During 2013, we made awards to Named Executive Officers as part of short-term and long-term incentive compensation awards, as described above. The short-term incentive compensation awards provided for cash payments. The long-term incentive compensation awards are to be made 100% in shares of Common Stock.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (1)(3)
									Grant
		Date							Date Fair
		Approved by				Threshold	Target	Maximum	Value of
		Compensation	Threshold	Target	Maximum	(Shares/	(Shares/	(Share/	Stock
Name	Grant Date	Committee	($)	($)	($)	Units)	Units)	Units)	Awards
William J. Small	01/01/13	02/18/13	$90,450	$180,900	$271,350	10,147	20,294	30,748	$61,197

Donald P. Hileman	01/01/13	02/18/13	$38,500	$77,000	$115,500	4,319	8,638	13,088	$179,707

James L. Rohrs	01/01/13	02/18/13	$37,625	$75,250	$112,875	4,221	8,441	12,790	$175,622

Gregory R. Allen	01/01/13	02/18/13	$20,100	$40,200	$60,300	2,255	4,510	6,833	$93,821

Dennis E. Rose Jr.	01/01/13	02/18/13	$18,125	$36,250	$54,375	2,033	4,066	6,161	$84,602

(1)	Long term incentive awards granted pursuant to the 2013 Incentive Plan, as described above.
(2)	Short term incentive awards granted pursuant to the 2013 Incentive Plan, as described above.
(3)	These awards are made in shares of restricted stock units.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table provides information concerning unexercised options for each Named Executive Officer outstanding as of the end of the most recently completed fiscal year. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. The table also discloses the exercise price and the expiration date.

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Option Awards
		Number of Securities
	Number of Securities	Underlying
	Underlying	Unexercised	Option	Option
	Unexercised Options	Options(1)	Exercise	Expiration
Name	(#) Exercisable	(#) Unexercisable	Price	Date
William J. Small	1,000	0	$27.13	04/18/2014
	1,000	0	$25.89	04/18/2015
	1,000	0	$26.47	05/21/2016
	1,000	0	$27.41	04/15/2017
	1,000	0	$17.64	04/21/2018
	14,000	0	$15.97	07/21/2018
	800	200	$11.00	04/23/2019

Donald P. Hileman	2,000	0	$22.72	12/16/2017
	750	0	$17.64	04/21/2018
	800	200	$11.00	04/23/2019

James L. Rohrs	1,000	0	$27.13	04/18/2014
	2,000	0	$25.89	04/18/2015
	1,000	0	$26.47	05/21/2016
	1,000	0	$27.41	04/16/2017
	1,000	0	$17.64	04/21/2018
	8,000	0	$15.97	07/21/2018
	800	200	$11.00	04/23/2019

Gregory R. Allen	5,000	0	$27.13	04/18/2014
	2,000	0	$25.89	04/18/2015
	2,000	0	$26.47	05/21/2016
	1,000	0	$27.41	04/16/2017
	1,000	0	$17.64	04/21/2018
	800	200	$11.00	04/23/2019

Dennis E. Rose Jr.	1,000	0	$27.13	04/18/2014
	2,000	0	$25.89	04/18/2015
	2,000	0	$26.47	05/21/2016
	1,000	0	$27.41	04/16/2017
	1,000	0	$17.64	04/21/2018
	800	200	$11.00	04/23/2019

(1)	All options listed above vest at a rate of 20% per year over the first five years of the ten-year option term except options that expire 04/23/2019 vest at a rate of 40% after two years and than 20% per year over the next three years of the ten-year term.

Option Exercises and Stock Vested In 2013

The following table provides information concerning exercises of stock options and vesting of stock awards during the most recently completed fiscal year for each of the Named Executive Officers on an aggregated basis. The table reports the number of shares for which the options were exercised or vested and the aggregate dollar value realized upon exercising those options or when the stock awards became vested.

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	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
William J. Small	1,000	$3,070	3,189	$82,818

Donald P. Hileman	-	$-	462	$11,998

James L. Rohrs	5,000	$19,050	451	$11,712

Gregory R. Allen	5,000	$18,400	241	$6,259

Dennis E. Rose Jr.	5,000	$18,950	217	$5,635

Nonqualified Deferred Compensation

Pursuant to the First Defiance Deferred Compensation Plan, certain executives, including our Named Executive Officers, as well as our directors may defer receipt of up to 80% of their base compensation and up to 100% of non-equity incentive plan compensation and, in the case of directors, up to 100% of directors’ fees. Deferral elections are made by eligible executives or directors in December of each year for amounts to be earned in the following year.

Amounts deferred in the First Defiance Deferred Compensation Plan may be invested in any funds available under the Plan. The table below shows the funds available under the Plan and their annual rate of return for the calendar year ended December 31, 2013, as reported by the administrator of the Plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
AmCent VP Value: CI 2	31.48%	Mainstay VP Cash Mgmt	0.01%
Fidelity VIP Contrafund: IC	31.29%	MainStay VP Int’l Eq	15.11%
Fidelity VIP Freedom 2010: IC	13.49%	Mainstay VP MidCap Core	42.18%
Fidelity VIP Freedom 2020: IC	16.01%	PIMCO VIT Tot Return: AC	-1.96%
Fidelity VIP Freedom 2030: IC	21.66%	Royce Micro-Cap	20.99%
Fidelity VIP InvGd Bond: IC	-1.78%	UIF US Real Estate	2.05%
First Defiance Stock	37.62%	T. Rowe Price Ltd-Term Bond	0.13%
Janus AS Forty: IS	31.23%	MainStay VP Eagle Small Grow	30.89%

Benefits under the First Defiance Deferred Compensation Plan are generally paid beginning the year following the executive’s retirement or termination. However, the Plan does have provisions for scheduled “in-service” distributions from the plan, and it also allows for hardship withdrawals upon the approval of the Compensation Committee. Retirement benefits are paid either in a lump sum or in scheduled installment payments when the executive’s termination is considered a retirement. All other distributions are made in lump sum payments.

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The following table provides information with respect to our Named Executive Officers’ participation in the First Defiance Deferred Compensation Plan. All contributions to the First Defiance Deferred Compensation Plan are made by the executives participating in the Plan. We make no contributions to the plan and none of our Named Executive Officers received a withdrawal or distribution under the plan.

	Executive		Aggregate Balance
	Contributions in	Aggregate Earnings	at Last Fiscal Year
	Last Fiscal Year	in Last Fiscal Year	End
Name	($)	($)	($)
William J. Small	$0	$76,019	$356,512
Donald P. Hileman	$7,500	$10,325	$63,061
James L. Rohrs	$0	$33,406	$181,281
Gregory R. Allen	$0	$33,159	$176,545
Dennis E. Rose Jr.	$0	$7,328	$29,290

Potential Payments Upon Termination or Change in Control

The table below summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination, by a change of control of the Company, or by a change in the Named Executive Officer’s responsibilities (that may not result in a termination of employment).

The amounts shown assume that such termination was effective as of December 31, 2013, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from us.

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during the term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;
•	amounts contributed under the First Defiance Deferred Compensation Plan;
•	unused vacation pay;
•	amounts accrued and vested through our 401(k) Plan; and
•	ability to exercise outstanding vested options for up to 3 months after termination (but not longer than the original term).

Payments Made Upon Retirement

In the event of retirement of a Named Executive Officer, in addition to the items identified above, the executive will be entitled to the following:

•	accelerated vesting of all outstanding unvested stock options and ability to exercise all outstanding options for up to 5 years after retirement (but not longer than the original term);
•	accelerated vesting of all outstanding restricted stock;
•	accelerated vesting of a portion of outstanding restricted stock units calculated based on the actual performance of the company and peer group through the fiscal quarter ending closest to the date of such retirement; and

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•	executives who meet minimum age and years of service requirements are entitled to continue to participate in our health and welfare benefits. These benefits are the same as retiree medical benefits offered to all of our employees and are more fully described in Note 16 to the Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2013.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the headings “Payments Made upon Termination” and “Payments Made Upon Retirement” above, the Named Executive Officer will receive benefits under our disability plan or payments under our life insurance plans, as appropriate. A Named Executive Officer who dies or becomes disabled prior to retirement will only have 1 year after death or disability (or the original term, if shorter) to exercise all outstanding stock options.

Payments Made Upon Change of Control

Each Named Executive Officer, other than Mr. Rose, has entered into an employment agreement with us and First Federal, the terms of which are all similar. Pursuant to their agreements, if the executive’s employment is terminated following a change of control (other than termination by us for cause or by reason of death or disability) or if the executive terminates his employment for “good reason” (as defined in the employment agreements), in addition to the benefits listed under the heading “Payments Made Upon Termination,” the Named Executive Officer will receive a lump sum severance payment of 2.99 times the employee’s average annual compensation for the five most recent taxable years ending during the calendar year in which the Notice of Termination occurs. Under the agreements, compensation is defined as base salary plus non-equity incentive bonus.

Further, all of the individuals unvested stock options will automatically vest and become exercisable in the event of a change in control. Such unvested options do not vest in the event of termination for reasons other than retirement, death or disability, even if such termination is for “good reason.”

Further, all or a portion of the individuals unvested restricted stock and unvested restricted stock units will vest in the event that the individual is terminated without cause after a change in control but before the end of the performance period covered by the restricted stock or restricted stock unit award. The portion of the unvested restricted stock and unvested restricted stock units that vests is the greater of (a) the number of shares that would have vested if the individual had been employed for the full performance period and the target level of performance had been achieved for each performance goal, or (b) the number of shares that would vest based on the actual performance of the company and peer group through the fiscal quarter ending closest to the date of such termination. Such unvested restricted stock and restricted stock units do not vest in the event of termination for reasons other than retirement, death or disability, even if such termination is for “good reason.”

Mr. Rose has entered into a change of control and non-compete agreement. Under the terms of this agreement, in the event his employment is terminated within six months prior to a change of control or within one year after a change of control, he is entitled to receive an amount equal to his annual salary most recently set prior to the occurrence of the change in control.

Generally, pursuant to the agreements, a change of control has the meaning set forth in Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended.

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The following table sets forth information regarding payments under these agreements.

			Involuntary
			Not for
			Cause	Involuntary
			Or	Change of
			Voluntary	Control
Executive Benefits and Payments	Voluntary	For Cause	Good Reason	Termination
upon Termination	Termination	Termination	Termination	(CIC)	Death	Disability
William J. Small
Severance	-	-	$1,215,646	$1,215,646	-	-
Accelerated vesting of options	-	-	-	-	$2,994	$2,994
Donald P. Hileman
Severance	-	-	$839,550	$839,550	-	-
Accelerated vesting of options	-		-	-	$2,994	$2,994
James L. Rohrs
Severance	-	-	$804,319	$804,319	-	-
Accelerated vesting of options	-	-	-	-	$2,994	$2,994
Gregory R. Allen
Severance	-	-	$643,781	$643,781	-	-
Accelerated vesting of options	-	-	-	-	$2,994	$2,994
Dennis E. Rose Jr
Severance	-	-	-	$150,510	-	-
Accelerated vesting of options	-	-	-	-	$2,994	$2,994

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PROPOSAL 2

Non-Binding Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the rules and regulations adopted by the SEC under the Dodd-Frank Act, require that our shareholders have an opportunity to approve, in a non-binding advisory vote, the compensation of our Named Executive Officers as disclosed in this proxy statement. Our Named Executive Officers are those individuals included in the Summary Compensation Table on page 20 in this proxy statement. The compensation being approved is the compensation required to be disclosed in this proxy statement by the rules of the SEC, including the compensation described in the Compensation Discussion and Analysis, accompanying tables and any related material disclosed in this proxy statement.

The vote is advisory in nature and therefore will not bind the Board to take any particular action. Nevertheless, if there is a significant vote against, the Board intends to attempt to determine the reason for such negative votes and may make changes to executive compensation based on its findings.

The Board has structured our executive compensation program with the following objectives in mind: compensation should be directly linked to corporate operating performance, and all officers should receive fair and equitable compensation for their respective levels of responsibility and supervisory authority compared to their peers within the Company as well as their peers within the financial services industry. The Board urges you to read the “Compensation Discussion and Analysis” starting on page 14 of this proxy statement and the related compensation tables and narrative through page 26.

The Board is asking you to approve the following resolution, which will be submitted for a shareholder vote at the Annual Meeting:

“Resolved, that the shareholders approve the compensation of First Defiance’s named executive officers as named in the Summary Compensation Table of the Company’s 2013 Proxy Statement, as described in the ‘Compensation Discussion and Analysis,’ the compensation tables and the related disclosure contained on pages 14 - 26 in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board, overrule any decision made by the Board, or create or imply any additional fiduciary duty by the Board. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Your Board Recommends That You
Vote FOR the Approval of our Executive Compensation.

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BENEFICIAL OWNERSHIP

The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“1934 Act”), known to us to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each director and nominee, (iii) the Named Executive Officers, and (iv) all of our directors and executive officers as a group.

	Common Stock
			Right to
			Acquire
			Beneficial
			Ownership
			Under Options
			Exercisable	Percent of
Name of Beneficial Owner (a)	Shares Owned		Within 60 Days	Class (b)
BlackRock, Inc.	690,615	(c)	—	7.16%
Dimensional Fund Advisors LP	747,077	(d)	—	7.74%
Wellington Management Company, LLP	536,100	(f)	—	5.56%
Manulife Financial Corporation	528,733	(e)	—	5.48%
John L. Bookmyer	1,568		6,000	—
Stephen L. Boomer	13,035	(g)	—	—
Dr. Douglas A. Burgei	32,662	(g)	—	—
Peter A. Diehl	10,348		—	—
Jean A. Hubbard	4,232		2,000	—
Barbara A. Mitzel	3,969	(g)	2,600	—
James L. Rohrs	57,170		15,000	—
William J. Small	121,953	(g)	20,000	1.26%
Samuel S. Strausbaugh	8,442		2,800	—
Thomas A. Voigt	7,013	(g)	—	—
Gregory R. Allen	20,447	(h)	12,000	—
Donald P. Hileman	23,048		3,750	—
Dennis E. Rose, Jr.	15,596	(g)	8,000	—
All current directors and executive officers as a group (19 persons)	341,691	(g)(h)	93,000	3.54%

(a)	Each of the directors and executive officers may be contacted at the address of First Defiance.

(b)	If no percent is provided, the number of shares is less than 1% of the total outstanding shares of Common Stock.

(c)	Based on a Schedule 13G/A filed with the SEC on January 29, 2014, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022, possesses sole voting power over 670,618 shares of Common Stock and sole dispositive power over 690,615 shares of Common Stock.

(d)	Based on a Schedule 13G/A filed with the SEC on February 10, 2014, Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746 (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, possesses sole voting power over 723,623 shares of Common Stock and sole dispositive power over 747,077 shares of Common Stock. All shares reported are owned by the funds for which Dimensional serves as investment advisor, and Dimensional disclaims beneficial ownership of such securities.

(e)	Based on a Schedule 13G filed with the SEC on February 13, 2014, Manulife Asset Management (US) LLC, 197 Clarendon Street, Boston, Massachusetts 02116, possesses sole voting and sole dispositive power over 525,626 shares of Common Stock and Manulife Asset Management (North America) Limited, 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5, possess sole voting and sole dispositive power over 3,107 shares of Common Stock. Manulife Financial Corporation, 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5, through these indirect wholly-owned subsidiaries, may be deemed to have beneficial ownership of 528,733 shares of Common Stock.

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(f)	Based on a Schedule 13G/A filed with the SEC on February 14, 2014, Wellington Management Corporation, LLP, 280 Congress Street, Boston, Massachusetts 02210, possesses in its capacity as investment advisor, shared voting and shared dispositive power over 536,100 shares of Common Stock.

(g)	Includes shares of Common Stock in which beneficial owners share voting and/or investment power as follows: 8,300 held jointly by Mr. Boomer and his spouse; 5,777 shares held jointly by Dr. Burgei and his spouse; 2,237 shares which Ms. Mitzel owns jointly with her spouse; 319 shares and 53,240 shares which Mr. Small owns jointly with his children and spouse respectively; 1,721 shares held by Mr. Voigt’s spouse; and 3,419 shares and 390 shares owned by Mr. Rose’s spouse and father, respectively.

(h)	Includes the following shares pledged as collateral on a loan: Mr. Allen – 12,700.

RELATED PERSON TRANSACTIONS

All of our directors and executive officers have commercial, consumer or mortgage banking relationships with First Federal and a number have insurance relationships through First Insurance Group of the Midwest, Inc. All loan and deposit relationships with our directors and executive officers (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans or deposits with persons not related to First Federal; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

We have a policy that covers all loans to our directors and executive officers. In accordance with that policy, any loan request for directors or executive officers that, when aggregated with other extensions of credit from First Federal exceeds $500,000, requires prior approval of the Board. Loans to executive officers, which when aggregated with existing extensions of credit are less than $500,000, do not require prior approval of the Board, but must be reported at the next Board meeting. Loans to directors, which when aggregated with existing extensions of credit are less than $500,000, do not require Board approval and are not required to be reported to the Board at the next Board meeting. However, all loan transactions with related persons are reported to and ratified by the full Board and the Audit Committee quarterly. Our policy is that it will not enter into related person transactions that are outside of normal banking relationships.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of our Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide us with a copy of such form. Based on our review of the copies of such forms it has received, we believe that our executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2013, except that Mr. Strausbaugh filed two late Forms 4 reporting one late transaction on each, Mr. Harris filed one late Form 4 reporting two late transactions and Mr. Voigt filed one late Form 4 reporting two late transactions.

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PROPOSAL 4

Ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2014

The Audit Committee has selected Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The Board is requesting that our shareholders ratify this selection. If our shareholders do not ratify the selection of Crowe Horwath, the Audit Committee may reconsider its selection. The Audit Committee expects that a representative from Crowe Horwath will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions from shareholders.

Your Board Recommends That You Vote FOR ratification of Crowe Horwath.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe Horwath was our independent registered public accounting firm for the fiscal years ended December 31, 2013 and 2012, and has reported on our consolidated financial statements.

The following table sets forth the aggregate fees that we paid to Crowe Horwath for audit and non-audit services in 2013 and 2012. The table lists audit fees, audit related fees, tax fees and all other fees.

Services Rendered	2013	2012
Audit Fees	$355,000	$350,000
Audit-Related Fees	32,000	89,000
Tax Fees	54,425	154,105
Other	2,691	-
Total fees paid	$444,116	$593,105

Audit-related fees relate to services for employee benefit plan audits, compliance services and services related to accounting consultations relating to our merger and acquisition activity. The increase in audit-related fees was related to work completed on additional procedures in 2013 relating to filing required as part of the auction of our capital purchase plan investment by the U.S. Treasury. Tax fees consist of fees related to the preparation of tax returns, IRS exam support and services relating to the formation of a subsidiary. Other fees consist of fees paid to Crowe Horwath for the accounting research manager system.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of five directors, all of whom are considered “independent” under NASDAQ listing standards.

The Audit Committee oversees First Defiance’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also reviews the effectiveness of First Defiance’s system of internal controls, including a review of the process used by management to evaluate the effectiveness of the system of internal control.

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The Committee reviewed with Crowe Horwath its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under their professional standards. The Committee received the written disclosures and the letter from Crowe Horwath required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath’s communications with the Committee concerning independence. In addition, the Committee discussed with Crowe Horwath its independence from management and the Company, including the matters required to be discussed by Statement of Auditing Standards No. 61, and considered the compatibility of non-audit services with the auditors’ independence. The committee also pre-approved all professional services provided to the Company by the independent registered public accounting firm.

The Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held seven meetings during 2013.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC. The Committee and the Board have also approved the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

John Bookmyer, Audit Committee Chair

Stephen L. Boomer

Peter A. Diehl

Jean Hubbard

Samuel S. Strausbaugh

February 24, 2014

OTHER MATTERS

Each proxy confers discretionary authority on the Board to vote the proxy for the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business to come before the Annual Meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

We will pay the cost of solicitation of proxies by our Board. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation. We will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries who are record holders of Common Stock not beneficially owned by them, for forwarding the proxy materials to, and obtaining proxies from, the beneficial owners of our Common Stock entitled to vote at the Annual Meeting.

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SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next annual meeting of shareholders of First Defiance must be received at the main office of First Defiance no later than November 17, 2014. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next annual meeting of shareholders. In addition, if a shareholder intends to present a proposal at the 2015 Annual Meeting of Shareholders of First Defiance without including the proposal in the proxy solicitation materials relating to that meeting, and if the proposal is not received by February 4, 2015, then the proxies designated by the Board of Directors of First Defiance for the 2015 annual meeting may vote proxies in their discretion on any such proposal without mention of such matter in the proxy solicitation materials or on the proxy card for such meeting.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

Our shareholders as of the Voting Record Date are being provided with a copy of our Annual Report to Shareholders and Form 10-K for the year ended December 31, 2013 (“Annual Report”). Included in the Annual Report are the consolidated financial statements of First Defiance as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, prepared in accordance with generally accepted accounting principles, and the related reports of our independent registered public accounting firm. The Annual Report is not a part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Donald P. Hileman, President and
Chief Executive Officer

March 17, 2014

Defiance, Ohio

32

FIRST DEFIANCE FINANCIAL CORP. ATTN: DON HILEMAN 601 CLINTON STREET P.O. BOX 248 DEFIANCE, OH 43512	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 21, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/fdef
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 21, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	M70985-P47338	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

FIRST DEFIANCE FINANCIAL CORP.		For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends you vote		All	All	Except	nominee(s), mark “For All Except” and write the
FOR the following nominees:					number(s) of the nominee(s) on the line below.
1.	Election of Directors
Nominees:
01) Jean A. Hubbard
02) Barbara A. Mitzel
03) James L. Rohrs

The Board of Directors recommends you vote FOR the following proposals:					For Against Abstain

2.	To consider and approve a non-binding advisory vote on First Defiance's executive compensation.

3.	To consider and vote on a proposal to ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm for First Defiance for the year 2014.

NOTE: The undersigned shareholder(s) authorize(s) the individuals designated in this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

First Defiance Financial Corp's Notice, Proxy Statement and 2013 Annual Report to Shareholders are available at www.proxyvote.com.

M70986-P47338

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FIRST DEFIANCE FINANCIAL CORP. ANNUAL

MEETING OF SHAREHOLDERS April 22, 2014

2:00 p.m. local time

The undersigned hereby appoints the Board of Directors of First Defiance Corp. (the “Company”) as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on March 3, 2014 at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/fdef, on Tuesday, April 22, 2014, at 2:00 p.m., Eastern Time, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side